UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2019

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 500 Boston, MA		02135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 5, 2019, the Board of Directors of the Company (the “Board”) elected Marija (Masha) Zecevic, PhD., our current Chief Operating Officer, as the Company’s Chief Commercial Officer and Sheila Wilson, our current Senior Vice President, Clinical Development Operations, as the Company’s Chief Operating Officer, effective immediately.

Ms. Wilson has been serving as our Chief Operating Officer since February 2019, having served previously as Senior Vice President, Clinical Development Operations from February 2018 to February 2019, and as Vice President, Clinical Operations from October 2016 to February 2018. Prior to Proteostasis Therapeutics, Ms. Wilson served as Vice President, Global Clinical Operations at Synta Pharmaceuticals (acquired by Madrigal Pharma (NASDAQ:MDGL)) from February 2015 to July 2016. Ms. Wilson was Vice President, Global Clinical Operations at Vertex Pharmaceuticals, Inc. (NASDAQ:VRTX) from March 2010 to October 2013 where she was responsible for managing clinical timelines, risk management, and resource and budget management for a diversified portfolio as part of global clinical operations. From 1986 to 2007, Ms. Wilson held roles of increasing responsibility at Pfizer Pharmaceuticals, Inc. (NYSE:PFE), including Vice President, US Medical Operations, where she led a team of approximately 170 medical operations professionals and supported business strategies across diversified therapeutic areas. Ms. Wilson, 61, received a B.S. in Nursing (BSN) at City University NY Lehman College and a Master of Business Administration (MBA) in Pharmaceutical Marketing Saint Joseph’s University, Philadelphia, PA.

Ms. Wilson will receive a grant of options to purchase 137,500 shares of the Company’s common stock, par value $0.001 per share, pursuant to the Company’s 2016 Stock Option and Incentive Plan. The exercise price of the options will be equal to the closing price of the Company’s common stock on The Nasdaq Global Market on the grant date of March 1, 2019. The options have a term of ten years and shall vest over a four-year period, with 25% of the shares vesting upon the completion of one year of service measured from the vesting commencement date, and the balance vesting in 12 successive equal quarterly installments upon the completion of each additional three-month period of service thereafter.

Ms. Wilson has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Wilson and any other person pursuant to which she was appointed as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer